Exhibit 10.(ss)

EXTENSION AND MODIFICATION OF SETTLEMENT AGREEMENT

This Extension and Modification of Settlement Agreement (“Agreement”) is made and entered into between TXU Electric Delivery Company (“Electric Delivery”) and the Steering Committee of Cities Served by TXU Electric Delivery Company on behalf of all cities listed on Exhibit A to this Agreement (“Cities”), hereinafter referred to jointly herein as “Signatories.”

WHEREAS, on February 22, 2005, the Signatories entered into a Settlement Agreement that resolved numerous issues, including issues arising out of the resolutions passed in 2004 by 23 cities that are members of Cities requiring Electric Delivery to file with those cities information that demonstrates good cause for showing that Electric Delivery’s transmission and distribution rates should not be reduced (hereinafter referred to as “Show Cause Actions”);

WHEREAS, as part of that February 22, 2005 Settlement Agreement, Electric Delivery agreed to file a system-wide rate case by July 1, 2006;

WHEREAS, Cities and Electric Delivery desire to extend certain terms of the February 22, 2005 Settlement Agreement and to resolve all outstanding issues related to the pending and potential Show Cause Actions, the upcoming system-wide rate filing, and other regulatory issues; and

WHEREAS, after extensive negotiations, Cities and Electric Delivery have reached a compromise and settlement to resolve those issues.

NOW, THEREFORE, the Signatories, through their undersigned representatives, hereby agree to the following:

1. Electric Delivery agrees to propose and support in its next system-wide rate case or city rate inquiry one or more municipal rates, each without a demand ratchet, that together will cover all municipal accounts, including a street lighting rate and municipal pumping rate that will be lower than they otherwise would be. Cities agree to provide to Electric Delivery any information needed to design the rates described in this paragraph.

2. Electric Delivery agrees to file a system-wide rate case at the Public Utility Commission of Texas (“PUC”) no later than July 1, 2008, based on a test year ending December 31, 2007 unless Cities and Electric Delivery mutually agree that such a filing is unnecessary. For those cities that do not have a City Council meeting in July, 2008, Electric Delivery will extend its effective date to accomplish suspension by August 31, 2008. However, if Electric Delivery files a system-wide rate case at the PUC on or before June 1, 2008, then Electric Delivery will not extend its effective date.

3. Cities agree not to pursue any abated Show Cause Actions and not to initiate similar actions before July 1, 2008, provided the provisions of this Agreement are honored. Cities agree not to intervene in, or participate in any manner in, any show cause action initiated at the PUC or in any other jurisdiction prior to the proceeding described in paragraph 2, or in any appeals of such show cause actions, except as necessary to protect the tariff or tariff-efforts associated with paragraph 1 or to protect the city or its residents from being prejudiced in any show cause action pending on appeal at the PUC. If Cities intervene in a show cause action pending on appeal at the PUC, then Cities agree not to take any position in that proceeding that is inconsistent with its obligations under this Agreement.

4. Cities agree to provide notice to Electric Delivery that (1) all cities listed on Exhibit B to this Agreement have continued their abatements of, or have dismissed, show cause actions pending against Electric Delivery, and (2) each city listed on Exhibit C to this Agreement has passed a resolution ratifying this Agreement or provided to Cities a letter in substantially the same form as Exhibit D to this Agreement that has been signed by an authorized representative of the city. On March 31, 2007, March 31, 2008, and March 31, 2009, Electric Delivery will make a cash payment of $8 million to Cities. Electric Delivery’s obligation to make those payments ceases on the date upon which Cities fail to comply with their obligations under this Agreement or the date upon which the tariffs approved in Electric Delivery’s next system-wide rate case at the PUC or in a city rate inquiry become effective on a temporary or permanent basis (“Termination Date”); provided, however, in the year the new tariffs become effective, the annual payment shall be prorated until the Termination Date. “System-wide rate case” includes any system-wide change to base rate tariffs as a result of proceedings initiated under Subchapters C or D of PURA Chapter 36 and any proceeding changing Electric Delivery’s base rates initiated as a result of a settlement.

5. The Signatories acknowledge and agree that under paragraph 4 of the February 22, 2005 Settlement Agreement, Electric Delivery will pay Cities $8 million on March 31, 2006.

6. Electric Delivery agrees to work with Cities to improve the timeliness of streetlight maintenance and to develop a process so that every city-owned and Electric Delivery-owned street light is assigned an identifiable geographic location. Signatories agree to establish a task force of senior employees that will develop the process and planned rollout for the street light assignment project. Electric Delivery also agrees to provide to Cities a specific contact person (or persons) within Electric Delivery who will be responsible for handling all unresolved Cities’ requests with respect to streetlights, including, but not limited to, billing, maintenance, installation, removal, and account initiation and closure. Signatories agree to diligently pursue resolution of the issues discussed in this paragraph; however, failure to reach an agreement with respect to these issues will not constitute a breach of this Agreement by either Cities or Electric Delivery.

7. Electric Delivery agrees to work with Cities to establish improved communication, coordination, and timing of construction concerning relocations of Electric Delivery’s facilities in public right of way. Signatories agree to establish a task force of senior employees that will develop the process and planned rollout of an improved relocation process. Signatories agree to diligently pursue resolution of the issues discussed in this paragraph; however, failure to reach an agreement with respect to these issues will not constitute a breach of this Agreement by either Cities or Electric Delivery.

8. The Signatories acknowledge that they have reached a separate agreement concerning outstanding issues related to franchises. By its terms, that separate agreement becomes effective only upon this Agreement’s becoming effective pursuant to the terms of paragraphs 4 and 19.

9. Electric Delivery agrees to negotiate with Cities, and Cities agree to approve, a tariff that permits Cities to request undergrounding of new or existing distribution facilities. The tariff shall ensure full cost recovery by Electric Delivery through a surcharge in the requesting city in the event that no third party is required by Electric Delivery’s tariff, or applicable city ordinance, to pay for undergrounding costs. That tariff will also allow Cities to request undergrounding of transmission lines to the extent Electric Delivery determines that (a) such undergrounding is feasible, (b) such undergrounding is consistent with the PUC’s Substantive Rules and ERCOT’s requirements, and (c) Electric Delivery can recover the costs of such undergrounding through a surcharge in the requesting city. Electric Delivery will not be obligated to file the tariff for city approval until after the expiration of the Price to Beat or the modification of the Price to Beat in a manner that allows pass through of tariff charges to the ultimate consumer.

10. Electric Delivery agrees to provide quarterly updates to representatives designated by Cities and their consultants concerning Electric Delivery’s capital expenditure projects and affiliate transactions, the creation and regulatory treatment of a Pension and Health Benefits Reserve for Electric Delivery, possible workable parameters for performance based rates for Electric Delivery, and other topics as agreed upon by the Signatories. Electric Delivery will work with Cities to provide information requested by Cities concerning those topics.

11. Electric Delivery shall pay up to $10,000 per month in regulatory expenses directly to Cities’ consultants, after receipt of appropriate documentation and invoices, provided said expenses may be deferred for recovery. Cities agree to support recovery of such costs in Electric Delivery’s next rate case. Should recovery be denied by the PUC, then the payments will immediately cease.

12. Electric Delivery shall pay up to $40,000 per month through December 2009 to reimburse Cities for their involvement before ERCOT and the PUC concerning market design issues, after receipt of appropriate documentation and invoices.

13. Electric Delivery agrees to reimburse Cities for the expenses incurred related to the negotiation of this Agreement in an amount not to exceed $25,000 after receipt of appropriate documentation and invoices, and Cities agree that those costs can be deferred for recovery in its next rate case and agree to support deferral and recovery in that case. Notwithstanding paragraph 14, any rights Cities may have under PURA, and any provisions in existing applicable franchise agreements to the contrary, Electric Delivery agrees to reimburse Cities for reasonable and necessary expenses incurred in Electric Delivery’s next system-wide rate case in an amount not to exceed $2,000,000. The rate case expense reimbursements will be made monthly, beginning with the first month after the consultants are hired. Cities further agree not to contest the recovery of Cities’ rate case expenses and Electric Delivery’s reasonable and necessary rate case expenses in Electric Delivery’s next system-wide rate case.

14. Electric Delivery agrees that, in franchise negotiations, it will not seek to extend the prohibition on reimbursement of municipal rate case expenses beyond June 2008.

15. Electric Delivery agrees to pay Cities $18 million for beneficial public use. The Signatories agree that that amount will be paid in two installments: (1) $9 million will be payable two weeks after Electric Delivery receives the notice from Cities required in paragraph 4 of this Agreement; and (2) $9 million will be payable by January 31, 2007. The Signatories agree that member cities are to apply these funds for beneficial public use and that the determination of what activities are beneficial to the public is within the discretion of each member city. Those activities include, but are not limited to, energy education for citizens, reductions in rates for city services, investments in community facilities, and investments in energy efficiency measures.

16. The Signatories acknowledge that Electric Delivery intends to offer certain terms of this Agreement to cities served by Electric Delivery that are not listed on Exhibit A (“Negotiations”). Electric Delivery agrees that all cities listed on Exhibit A are entitled to Most Favored Nations protection during those Negotiations and that any benefits that Electric Delivery agrees to provide to any city during those Negotiations that are not already included in this Agreement will be offered to all cities listed on Exhibit A. Cities acknowledge and agree that to receive any additional benefits from Electric Delivery, additional consideration from Cities to Electric Delivery may be required.

17. The Signatories agree that the amounts paid by Electric Delivery to Cities pursuant to paragraphs 4, 11, 12, 13, and 15 of this Agreement are paid solely in consideration for Cities’ continued abatement or dismissal of, and forbearance from filing or pursuing, Show Cause Actions against Electric Delivery and Cities’ agreement to abide by the terms of this Agreement, and to reimburse Cities’ expenses associated with the Show Cause Actions and other regulatory proceedings. To the extent that the amounts paid may be in excess of Cities’ expenses, the excess is paid solely in order to settle the matters that are the subject of this Agreement. Signatories recognize and agree that the payments specified in this Agreement are not a rate reduction, refund, rebate, discount, preference or privilege of any kind for services provided by Electric Delivery or any of its affiliates or predecessors in interest under any tariff, whether in the past, now, or in the future. As such, the provision of electric delivery service to Cities by Electric Delivery or any affiliate or predecessor has been and will continue to be governed solely by the rates, terms, and conditions of the applicable tariffs.

18. The Signatories agree that the rights, duties, benefits, and obligations set forth in this Agreement are binding upon their successors in interest.

19. This Agreement shall become effective only upon the execution of this Agreement and the entry of resolutions or orders continuing the abatements or dismissing the Show Cause Actions.

20. Each person executing this Agreement represents that he or she is authorized to sign this Agreement on behalf of the party represented.

21. The Signatories expressly acknowledge and agree that oral and written statements made by any party or its representative during the course of the settlement negotiations that led to this Agreement cannot be used or portrayed as an admission or concession of any sort and shall not be admissible as evidence in any proceeding in any forum.

22. The Signatories agree that this Agreement extends and modifies the terms of their February 22, 2005 Settlement Agreement. To the extent that any terms of that February 22, 2005 Settlement Agreement are not restated here, the Signatories agree that those terms have expired. To the extent that there are any inconsistencies between the terms of this Agreement and the terms of the February 22, 2005 Settlement Agreement, the Signatories agree that the terms of this Agreement control.

Executed on this the 27th day of January, 2006, by the Signatories hereto, by and through their undersigned duly authorized representatives.

TXU Electric Delivery Company		Steering Committee of Cities Served by TXU Electric Delivery Company on behalf of all cities listed on Exhibit A to this Agreement

By:	/s/ David T. Gill	By:	/s/ Jay Doegey
Its:	Vice President	Its:	Chair

Exhibit A

City of Addison

City of Allen

City of Alvarado

City of Andrews

City of Archer City

City of Arlington

City of Belton

City of Benbrook

City of Big Spring

City of Breckenridge

City of Bridgeport

City of Brownwood

City of Buffalo

City of Burkburnett

City of Burleson

City of Caddo Mills

City of Cameron

City of Canton

City of Carrollton

City of Celina

City of Centerville

City of Cleburne

City of Colleyville

City of Collinsville

City of Comanche

City of Corinth

City of Crowley

City of Dallas

City of Dalworthington Gardens

City of DeLeon

City of Denison

City of Early

City of Eastland

City of Edgecliff Village

City of Euless

City of Farmers Branch

City of Flower Mound

City of Forest Hill

City of Fort Worth

City of Frisco

City of Frost

City of Glenn Heights

City of Grand Prairie

City of Granger

City of Grapevine

City of Gunter

City of Harker Heights

City of Heath

City of Henrietta

City of Hewitt

City of Highland Park

City of Honey Grove

City of Howe

City of Hurst

City of Hutto

City of Irving

City of Jolly

City of Josephine

City of Justin

City of Kaufman

City of Keller

City of Kerens

City of Lakeside

City of Lamesa

City of Lindale

City of Little River Academy

City of Malakoff

City of Mansfield

City of McKinney

City of Midland

City of Murphy

City of Murchison

City of New Chapel Hill

City of North Richland Hills

City of O’Donnell

City of Oak Leaf

City of Oak Point

City of Odessa

City of Ovilla

City of Palestine

City of Pantego

City of Paris

City of Plano

City of Ranger

City of Rhome

City of Richardson

City of Richland Hills

City of Roanoke

City of Robinson

City of Rockwall

City of Rosser

City of Rowlett

City of Sherman

City of Snyder

City of Southlake

City of Sulphur Springs

City of Sunnyvale

City of Sweetwater

City of Temple

City of The Colony

City of Tyler

City of University Park

City of Venus

City of Waco

City of Watauga

City of White Settlement

City of Wichita Falls

City of Woodway

Exhibit B

City of Arlington

City of Benbrook

City of Brownwood

City of Burleson

City of Carrollton

City of Dallas

City of Dalworthington Gardens

City of Denison

City of Ft. Worth

City of Harker Heights

City of Heath

City of Pantego

City of Plano

City of Richland Hills

City of Robinson

City of Rockwall

City of Snyder

City of Sulphur Springs

City of The Colony

City of Woodway

Exhibit C

City of Addison

City of Allen

City of Andrews

City of Archer City

City of Belton

City of Big Spring

City of Breckenridge

City of Bridgeport

City of Burkburnett

City of Celina

City of Cleburne

City of Colleyville

City of DeLeon

City of Early

City of Eastland

City of Euless

City of Farmers Branch

City of Flower Mound

City of Forest Hill

City of Frisco

City of Glenn Heights

City of Grand Prairie

City of Grapevine

City of Henrietta

City of Highland Park

City of Howe

City of Hurst

City of Irving

City of Keller

City of Lakeside

City of Lamesa

City of Lindale

City of Little River Academy

City of Mansfield

City of McKinney

City of Midland

City of Murphy

City of North Richland Hills

City of Oak Point

City of O’Donnell

City of Odessa

City of Palestine

City of Paris

City of Richardson

City of Roanoke

City of Rowlett

City of Sherman

City of Southlake

City of Sunnyvale

City of Sweetwater

City of Temple

City of Tyler

City of University Park

City of Waco

City of Watauga

City of White Settlement

City of Wichita Falls

Exhibit D

January ___, 2006

Mr. Geoffrey M. Gay, Esq.

Lloyd Gosselink

816 Congress Avenue, Suite 1900

Austin, Texas 78701

RE:	Settlement Agreement between Steering Committee of Cities Served by TXU Electric Delivery and TXU Electric Delivery Company

Dear Mr. Gay:

I hereby acknowledge that the Steering Committee of Cities Served by TXU Electric Delivery has the authority to act on behalf of the City of __________________ in the negotiation and execution of a settlement agreement with TXU Electric Delivery Company.

I also represent that I am duly authorized by the City of ________________ to sign this letter.

Sincerely,

[Name]
[Position]